PART II
ITEM #1
OFFERING CIRCULAR

ENTREX MARKET INDEX, LLC
(Entrex Real Estate Market Index)
150 E Palmetto Park Road
Suite 800
Boca Raton, FL 33432

Best Efforts Offering of up to 2,000,000 Common Shares
(Shares) Minimum Purchase: 1 Unit ($10)

This prospectus relates to the offering and sale of up to Two Million
(2,000,000)
Common Shares (Shares) for an aggregate, maximum gross dollar offering of Twenty Million ($20,000,000)
Dollars (the Offering). The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Share will be offered at Ten Dollars ($10). There is a minimum purchase amount of One Share, at $10 per share for an aggregate purchase price of Ten ($10) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment: see ?Risk Factors?. This offering circular relates to the offer and sale or other disposition of up to Two Million (2,000,000)
Common Shares, at Ten Dollars ($10) per share.

This is our offering, and no public market currently exists for our Shares. The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the SEC) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed. The shares offered hereby are offered on a best effort basis, and there is no minimum offering.

During which time this offering is being qualified by the Securities and
Exchange
Commission we have a current Reg D exempt offering being sold by principals of the
company.   When and if this offering becomes qualified we shall cease the
Reg D offering
and solicit this qualified Reg A Offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of securities will be immediately available to us for use in our operations and once received and accepted are irrevocable. See ?Plan of Distribution? for a description of our
Common Shares.





THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION
WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE
AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED
ARE EXEMPT FROM REGISTRATION.

THE COMMON EQUITY SECURITIES HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?SECURITIES ACT?), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE COMMON
EQUITY SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS
OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS
OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS
UNLAWFUL.

           # of        Price to      Proceeds to    Proceeds to
         Securities    Public (1)	    Issuer (2)    others (3)

Per Security   1		     $10            $9.30        $0.70
Total Minimum  1		     $10            $9.30        $0.70
Total Maximum 2,000,000   $20,000,000  $18,600,000   $1,400,000*

(1)
The Common Shares (Shares) are offered at $10 per unit.

 (2)
Issuer Proceeds prior to various deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders? fees, selling and other costs incurred in the offering of the common stock.

(3)
The amounts show represent Placement Selling fees paid to regulated Broker/Dealers.





We are following the ?Offering Circular? format of disclosure under Regulation A.

The date of this Offering Circular is March 26, 2018


FORWARD LOOKING STATEMENTS


THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING
STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY?S MANAGEMENT. WHEN USED IN THE OFFERING
MATERIALS, THE WORDS ?ESTIMATE,? ?PROJECT,? ?BELIEVE,? ?ANTICIPATE,? ?INTEND,? ?EXPECT? AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT?S CURRENT VIEWS WITH RESPECT
TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY?S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK
ONLY AS OF THE DATE ON WHICH THEY ARE MADE.























PART II
ITEM #2
TABLE OF CONTENTS

PART II?... ITEM 1?...SUMMARY OF OFFERING CIRCULAR
???????.?.??1

PART II?... ITEM 2?...TABLE OF CONTENTS
????????????????.?.5

PART II?... ITEM 3a?.SUMMARY OF INFORMATION IN OFFERING
CIRCULAR ........6

PART II?... ITEM 3b?.RISK
FACTORS???.?????????????????.10

PART II?... ITEM
4?...DILUTION?.???.??????????????????.15

PART II?... ITEM 5?...PLAN OF DISTRIBUTION
????.???????????...16

PART II?... ITEM 6?...USE OF PROCEEDS TO
ISSUER?????..????????17

PART II?... ITEM 7?...DESCRIPTION OF
BUSINESS?????????..?????19

PART II?... ITEM 8?...DESCRIPTION OF
PROPERTY?????.????????...21

PART II?... ITEM 9...?MANAGEMENT?S DISCUSSIONAND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF
OPERATIONS?.22

PART II?... ITEM 10?.DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES?????????????????.??
??.25

PART II?... ITEM 11?.COMPENSATION OF DIRECTORS AND
OFFICERS????....26

PART II?... ITEM 12?.SECURITY OWNERSHIP OF MANAGEMENT AND
         	CERTAIN
SECURITYHOLDERS??????????.???28

PART II?... ITEM 13?. INTEREST OF MANANGEMENT AND OTHER CERTAIN
TRANSACTIONS?????????????????.
??..29

PART II?... ITEM 14?. SECURITIES BEING
OFFERED?????????????..30

PART F/S? ITEM 15?. HISTORICAL AND PROJECTED FINANCIAL
STATEMENTS
......???????????????????31

PART III?..ITEM 16?.  INDEX TO
EXHIBITS????..?????????????.34

PART III?..ITEM 17?. DESCRIPTION OF
EXHIBITS?..?????????????35

PART III?..ITEM 18?. SIGNATURE
PAGE??????..???????..??.??..6
PART II
ITEM 3a
SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the ?Company,? ?company?, ?we,? ?our?, ?us?
or ?EREMI? refers to the designated (Entrex Real Estate Market Index) entity within the holding company ENTREX MARKET INDEX, LLC. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.



The Company

Organization:
We were incorporated as a Limited Liability
Company under the laws of the State of Florida on January 24, 2018. Our principal office is located at 150 E Palmetto Park Rd Suite 800, Boca Raton FL,
33432.


Management:
Our Managing Member is Stephen H. Watkins.
Our Vice Chairman is Rick Rochon. Our other
Directors initially include Alexander Adami and Erin Flaherty both who assist in the operations of the Company.
Controlling Shareholders:
Stephen H. Watkins is the controlling shareholder and Managing Member

Our Business

Description of Business:



The Entrex Real Estate Market Index or EREMI is the real estate focused composite index of the Entrex Capital Market. The EREMI purchases, as a holding company, up to 10% of Mezzanine Debt for each commercial real estate transaction that issues the patented revenue enhanced debt securities (trademarked TIGRcubs) on the Entrex
Capital Market System.

The Entrex Capital Market, or ?Entrex? was founded in 2001 as an Entrepreneurial Exchange with the mission to be the leading ?Capital Market
System for Entrepreneurial companies?

Entrex focuses on $5-250 million annual revenue, cash-flowing companies, via its Patented revenue enhanced debt security called a TIGRcub.

Entrex offers entrepreneurial real estate
developers a capital market to fund corporate
cash-flowing real-estate which is typically less than
$25 million in aggregate value.   These properties
debt and equity securities are typically not served by Wall Street institutional investors and often are outside the capital capabilities of friends and family.

The TIGRcub simplifies investing in this sector of companies by avoiding equity valuation issues and liquidity by simply providing a debt structure which may have a base interest rate and a small slice of revenue distributed to the TIGRcub holder on a monthly basis.

This methodology provides monthly yield to investors with the potential of enhanced-yield through revenue participation. Through the establishment of monthly yield the TIGRcub can be valued on a Net Present Value basis.



Description of Operations:
The Entrex Real Estate Market Index decides which real estate issuers TIGRcub Securities to purchase which issue securities on the Entrex
Capital Market.

The Entrex Real Estate Market Index?s monthly
GAAP Gross Revenues are distributed by Issuing companies to the Entrex eChain LLC, the present payment and servicing company for TIGRcub
Securities.

The Entrex Real Estate Market Index Common
Share security holders (Shareholders) receive 99% of monthly GAAP Gross Revenues (received as
TIGRcub Interest Payments, or TIPs from
TIGRcub Issuers), monthly, at the exclusive discretion of management to Investors on the 30th of each month (or the next business day pursuant to the payment and services agreement).

1% of the monthly GAAP Gross Revenues of the Entrex Real Estate Market Index are provided to the Company as compensation for operations.
Various operational costs are incurred by the Entrex Capital Market, LLC and/or the Entrex eChain, LLC as the beneficiaries of the Entrex Real
Estate Market Index purchases of TIGRcub
Securities from Issuers.

The Entrex Real Estate Market Index calculates various monthly Revenue Index of all the companies within the Entrex Capital Market for distribution to media channels. The Company anticipates, over time, that it may create licensing income from the distribution of these indexes.

Historical Operations:

The Entrex Market Index has purchased a limited series of various companies TIGRcub Securities since February 2017. Through the monthly distributions, pursuant to their TIGRcub agreements, the Entrex Market Index produced a return of 12.19% with interest distributed monthly to investors*. These 2017 figures are based on the performance of the corporate focused Entrex
Market Index. The Entrex Real Estate Market
Index has recently been formed and does not yet have any holdings.
*The annualized average rate of return is based on TIGRcubs
 issued by corporate issuers since
February 2017. An investor should not rely on past performance as an indication of future performance. TIGRcub values and returns will fluctuate. Investing in TIGRcubs is subject to various risks that should be taken into consideration, such as (but not limited to) market risk, liquidity risk, and risk of default.
Current Operations:
The Company currently manages a limited series of corporate TIGRcub investments and its Real
Estate focused index is poised to manage the intended acquisition of up to 10% of existing and future commercial real estate issuers across the Entrex Capital Market.


Growth Strategy:
The Company anticipates growth through a series of secondary offerings to increase the size of the Company?s holdings of TIGRcub securities.
Capital growth will provide diversification of holdings beyond the proceeds of this offering. The timing of commencement of operations may be influenced by our relative success of this offering.
We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering








Securities Offered:


Use of Proceeds:
2,000,000 Common Shares at $10 per unit ?see
PART II - ITEM 14.

The net proceeds will be deployed to purchase and hold up to 10% of the TIGRcub offering issued by commercial real estate properties on the Entrex
Capital Market.

Termination of the Offering:
The offering will commence as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the
?SEC?) and the relevant state regulators, as necessary and will terminate on the sooner of the sale of the maximum number of Common Shares being sold, twelve months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.




Offering Cost:
We estimate our total offering estimated offering, selling and operational expenses and compensation of previous expenses of approximately $2,000,000 of the total $20,000,000 offering amount inclusive of internal expenses and external Broker Dealer
Placement Commissions.






PART II
ITEM 3b
RISK FACTORS

Investing in our securities involves risk. In evaluating the Company and an investment in the securities, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Entrex Market Index?s business, operating results or financial condition, as well as adversely affect the value of an investment in our securities. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to.
These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently riskier than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

The corporate focused Entrex Market Index has approximately one year of operational history producing limited financial results to investors. However, the Entrex Real Estate
Market Index has no operational history. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations and will remain so until we generate sufficient revenues to pay for our operating costs.
Our officers and
directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business
We will be dependent upon key administrative personnel of the Entrex Real
Estate
Market Index for our future success, particularly Stephen H. Watkins. If we lose this member of the REMI management team, our ability to implement our business strategy could be significantly harmed.
We will depend on the experience, diligence, skill and network of business contacts of our management personnel. The management personnel, together with other professionals the REMI may retain subsequent to our offering, will evaluate, negotiate, structure, close, monitor and service our purchase of TIGRcub?\ securities from specific companies, as based on the proprietary weighted formula approved by the REMI investment committee. Our future success will depend, to a significant extent, on the continued service and coordination of the REMI administrative personnel, Stephen H.
Watkins, who is also the Chairman of the Board of Directors. The departure of this individual could have a material adverse effect on our ability to achieve our objectives and manage the portfolio.
There is no active trading market for our securities.
There is currently no active trading market for our securities.
If we cannot get enough real estate TIGRcub issuers to join the portfolio, there is a risk that Common Share returns will not meet expectations.
In order for our business model to be successful, the Entrex Real Estate Market Index relies on numerous real estate issuers joining our portfolio by selling the Index their
TIGRcub securities. If there are not a sufficient number of issuers, the portfolio could fail to meet expectations.
If there are not enough investors, there will not be enough cash to deploy to a portfolio of desired size, which could affect anticipated investor returns.
The Entrex Real Estate Market Index business model relies, in part, on the diversification of TIGRcubs purchased from numerous issuers. If there are not sufficient investors, the
Entrex Real Estate Market Index may not be able to purchase 10% of each issuer?s offer and the portfolio may fail to meet investor diversification and yield expectations.
Our ability to grow will depend on our ability to raise capital.
We need access to investor capital in order to purchase TIGRcub revenue enhanced debt securities from commercial real estate issuers.
Our financial condition and results of operations will depend on our ability to manage our future growth effectively.
The Entrex Market Index is a company with limited operating history and its real estate focused Market Index has no operating history. As such, it is subject to the business risks and uncertainties associated with any new business enterprise, including the lack of experience in managing or operating a business of this type. Our ability to achieve our objectives will depend on our ability to grow, which will depend, in turn, on our management personnel?s ability to identify, analyze and purchase TIGRcubs from commercial real estate issuer?s that meet the Entrex Real Estate Market Index purchase criteria.
Accomplishing this results on a cost-effective basis is largely a function of our management personnel?s structuring of administrative duties, their ability to provide competent, attentive and efficient services to clients and our access to financing on acceptable terms.
We will operate in a highly competitive market for investment opportunities.
We compete for investors with traditional investment vehicles (including private equity funds and mezzanine funds), other equity and non-equity based investment funds, investment banks and other sources of financing, including traditional financial services companies such as commercial banks and specialty finance companies. Many of our competitors, although in a more traditional investment space, are substantially larger than us and have considerably greater financial, technical and marketing resources than we do.
Our quarterly and annual operating results are subject to fluctuation as a result of the nature of our business, and if we fail to achieve our objectives, the value of our securities may decline.
We could experience fluctuations in our quarterly and annual operating results due to a number of factors, some of which are beyond our control, including the number of investors, the number of commercial real estate issuers that agree to issue TIGRcubs, the degree to which we encounter competition in our markets and general economic conditions. As a result of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
There are significant potential conflicts of interest which could impact our returns.
Our management team (and any that may be retained in the future), and the future members of a Entrex Real Estate Market Index may serve as officers, directors or principals of entities that operate in the same or a related line of business as we do or organizations managed by affiliates of the Entrex Real Estate Market Index that may be formed in the future. Accordingly, if this occurs, they may have obligations to investors in those entities, the fulfillment of which might not be in the best interests of our investors or us.

Operational and/or Ownership conflicts of interest.
Our management team (and any that may be retained in the future), and the future members of the Entrex Real Estate Market Index may be owners or principals of entities that the Entrex Real Estate Market Index may purchase their TIGRcub Securities.
Accordingly, if this occurs, they may have obligations to investors in those entities which may not be in the best interest of the shareholders of the Entrex Real Estate Market
Index.
Our Management may choose to, exclusively at their option, to sell or reclassify one or more class/es of securities which could convey rights and privileges to their owners.
The Entrex Real Estate Market Index management has the right to sell or convert any of the Company?s securities into various securities of any other company if deemed appropriate, exclusively at the option of the management, into a private or publicly listed
Company.
Our Management may change our TIGRcub purchasing objectives, operating policies and strategies without prior notice or stockholder approval.
Our management has the authority to modify or waive certain of our operating policies and strategies without prior notice and without investor approval. However, absent investor approval, we may not change the nature of our business so as to cease to exist unless sold or purchased at the exclusive option of management. We cannot predict the effect any changes to our current operating policies or strategies would have on the business model, operating results and returns to investors. Nevertheless, the effects may adversely affect our business and impact our ability to make distributions.
Changes in laws or regulations governing our operations may adversely affect our business.
We are subject to regulation by laws at the local, state and federal levels. These laws and regulations, as well as their interpretation, may be changed from time to time. Any change in these laws or regulations could have a material adverse effect on our business.
Because the Entrex Real Estate Market Index may be publicly traded, there will be uncertainty regarding the value of our securities.
We shall provide to investors our calculation of the present value (PV) of the Entrex Real
Estate Market Index TIGRcub portfolio. This valuation may fluctuate significantly and could have no relevance to actual results of the securities of the Entrex Real Estate
Market Index.
Investing in private placements may present certain challenges to us, including the lack of available information about these commercial real estate issuers. We will be investing in private commercial real estate transactions, which report to
Entrex eChain LLC through proprietary methodologies. Entrex eChain LLC, as a service provider, has agreed to an acceptable corporate review process that may or may not include mandating audited financial statements from each portfolio company.

Purchase of previously issued Investor TIGRcub securities.
At the discretion of management; we may purchase TIGRcub securities previously issued to investors via a Regulation D offering made by the Entrex Real Estate Market
Index. These investors? securities may be purchased by the Company at a premium or a discount and at the sole discretion of management and may have conflicts of interest with the company, the management or the price of such securities.
Purchase of previously issued Issuer TIGRcubs securities.
At the discretion of management; we may purchase TIGRcub securities purchased via funds provided by investors via Regulation D offerings by the Entrex Real Estate Market
Index. These issuer?s securities may be purchased by the Company at a premium or a discount and at the sole discretion of management and may have conflicts of interest with the company, the management or the price of such securities.
Entrex Market Index limited operational income and expenses.
Entrex Market Index has had limited operational personnel with historical costs absorbed by the Entrex Capital Market, LLC and Entrex eChain LLC, we anticipate the aforementioned entities to absorb the costs incurred by the newly formed Entrex Real
Estate Market Index as necessary. If costs were to be paid directly in the future the operations would incur costs which could limit distributions to shareholders or significantly affect the operations of the enterprise. Any funds remaining from the 1%
fees withheld from the GAAP Gross revenue investor distributions (99%) will be distributed to licensors of technologies or operational personnel at the sole discretion of management.
Entrex Real Estate Market Index use of TICO score to establish algorithmic risk has limited experience.

Entrex Market Index?s purchases TIGRcub securities issued typically by private companies and as such financial information is limited beyond information provided by the company and/or their financial advisors. Based on the availability of information we utilize a TICO score, or TIGRcub Indexed Credit Observation, which is an algorithmic scoring tool used to quantify a company?s ability to service TIGRcub debt securities.
We intend to apply a modified version of our proprietary TICO scoring to the commercial real estate backed TIGRcubs purchased by the Entrex Real Estate Market Index. We use the TICO to help manage purchase risk however based on limited experience of the information inputs and algorithmic outputs we have limited experience to know if the
TICO algorithmic parameters produce accurate investment risk profiles of the underlying issuers.


PART II
ITEM 4
DILUTION


We are offering Common Shares, which will distribute 99% of GAAP Gross Revenue earned by the Entrex Real Estate Market Index to investors on a monthly basis, monthly, at the exclusive discretion of management.
Pursuant to the section labeled ?Warrants/Options? we may provide Common Shares to members of management, employees or partners which may or may not have a dilutive effect to shareholder returns.
We anticipate future offerings which will purchase more TIGRcubs which could add to the diversification of the underlying purchased TIGRcub assets. These potential future offerings will dilute the holdings of this offerings Common Shares.












PART II
ITEM 5
PLAN OF DISTRIBUTION

We are offering a maximum of 2,000,000 Common Shares on a no minimum, ?best efforts? basis. The offering will terminate upon the earlier to occur of:
(i) the sale of all
Common Shares being offered, or (ii) 365 days after this Offering
Circular is declared
effective by the Securities and Exchange Commission or (iii) or the decision by Company management to deem the offering closed.

Our Common Shares are not currently listed on any national exchange or qualified for trading on any electronic quotation system. No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.
Warrants/options:
As of the date of this prospectus, there are no outstanding warrants to purchase our securities. We may however, pursuant to the direction of management, issue warrants and/or options to individuals and/or entities in the future. These warrants and/or options may not be for the benefit of the shareholders.
State Securities Laws:
Under the securities laws of some states, the Common Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the common shares may not be sold unless the shares have been registered or qualified for sale in the state or an exemption from registration or qualification is available and is complied with.








PART II
ITEM 6
USE OF PROCEEDS TO ISSUER

We estimate that the net proceeds from the sale of the 2,000,000 Common Shares in this
Offering will be approximately $18,000,000, after deducting the estimated offering, selling and operational expenses of approximately $2,000,000.

Each commercial real estate issuer participating in the Entrex Capital Market System has up to 10% of its TIGRcub offering committed for purchase by the Entrex Real Estate
Market Index. The Entrex Real Estate Market Index purchases a small portion of each commercial real estate TIGRcub Issuers? offering, providing investors a diverse basket of yield-oriented, revenue-enhanced, securities.

Accordingly, we expect to use the net proceeds, estimated as discussed above as follows, if we raise the maximum offering amount:  Maximum Offering Amount:
$20,000,000

Anticipated Purchase of TIGRcubs from Entrex Capital Market Issuers:

Fully funding Offering:			100%			 	$20,
000,000

Disclosed Expenses:				  10%				$
2,000,000

Net Offering distributed:			  90%				$
18,000,000

Anticipated Purchase of TIGRcubs:					$ 18,000,000


Investment Objectives:

Our primary investment objectives are to maximize the monthly yield distributed to of investors through revenue participation features of the TIGRcub security:

Real Estate terms will be priced to facilitate a minimum yield of 8%.

A small revenue participation shall be included ? in addition ? to the base minimum payment.

Investors will be Mezzanine debt position on the balance sheet with associated rights and warranties supported by the asset value of the property.

The maximum leverage we will allow in a property, Senior and Mezzanine debt combined, will be 85% of the lower of current third-party valuation or anticipated acquisition price.




We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria:

We believe the most important criteria for evaluating the issuers whom we select for the
Entrex Real Estate Market Index include:

-	Cash flowing commercial real estate properties
-	High growth locations
-	Capitalization rates commensurate to comparable and similarly located properties
-	Maximum leverage of 85% of the lower of current third-party
valuation
or anticipated acquisition price.
-	Experienced Management Teams
-	Minimum Debt Service Coverage of 1.4: 1

Issuers? TIGRcub which are purchased by the Entrex Real Estate Market Index may or may/not have the indicated investment criteria above but, at the exclusive discretion of management, may be waived as deemed most effective for the anticipated benefit of shareholders.


?
PART II
ITEM 7
DESCRIPTION OF BUSINESS

The Entrex Real Estate Market Index or REMI is the real estate focused composite index of the
Entrex Capital Market. The REMI purchases up to 10% of each commercial real estate issuer that issues revenue enhanced debt securities (called TIGRcubs) on the Entrex Capital Market
System.

The Entrex Capital Market, or ?Entrex? was founded in 2001 as an Entrepreneurial Exchange with the mission to be the leading ?Capital Market System for Entrepreneurial companies?

Entrex focuses on $5-250 million annual revenue, cash-flowing companies, via its Patented revenue enhanced debt security trademarked a TIGRcub.

Entrex offers entrepreneurial real estate developers a capital market to fund corporate cash-
flowing real-estate which is typically less than $25 million in aggregate
value.   These
properties debt and equity securities are typically not served by Wall Street institutional investors and often are outside the capital capabilities of friends and family.

The TIGRcub simplifies investing in these sectors by avoiding equity valuation issues and liquidity by simply providing a debt structure which may have a base interest rate and a small slice of revenue distributed to the TIGRcub holder on a monthly basis.

This methodology provides monthly yield to investors with the potential of enhanced-yield through revenue participation. Through the establishment of monthly yield the TIGRcub can be valued on a Net Present Value basis.


The Entrex Real Estate Market Index, as a holding company, decides which issuers TIGRcub
Securities to purchase which issue securities on the Entrex Capital
Market.

The Entrex Real Estate Market Index?s monthly GAAP Gross Revenues are distributed by
Issuing companies to the Entrex eChain LLC, the present payment and servicing company for
TIGRcub Securities.

The Entrex Real Estate Market Index common shareholders receive 99% of monthly GAAP
Gross Revenues (received as TIGRcub Interest Payments, or TIPs from TIGRcub Issuers) to Investors on the 30th of each month (or the next business day pursuant to the payment and services agreement), at the exclusive discretion of management.

1% of the monthly GAAP Gross Revenues of the Entrex Real Estate Market
Index are
provided to the Company as compensation for operations.   Various
operational costs are
incurred by the Entrex Capital Market, LLC and/or the Entrex eChain, LLC as the beneficiaries of the Entrex Real Estate Market Index purchases of TIGRcub Securities from
Issuers.

The Entrex Real Estate Market Index calculates various monthly Revenue Index of all the issuers within the Entrex Capital Market for distribution to media channels. The Company anticipates, over time, that it may create licensing income from the distribution of these indices.




?
PART II
ITEM 8
DESCRIPTION OF PROPERTY

The Entrex Real Estate Market Index utilizes offices of the Entrex
Capital Market.
These offices are located on the 8th Floor at 150 East Palmetto Park Road, Boca Raton,
Florida.

The Entrex Real Estate Market Index sub-licenses software from the Entrex
Capital
Market LLC and the Entrex eChain LLC to manage invested capital and investor returns.
Payments made for operational expenses, including license expense and personnel is exclusively at the discretion of management.

Today three personnel operate at the aforementioned location, one of which is part time.
We anticipate with a successful offering to supplement our team to manage the purchases of TIGRcub Holdings and inquiries from investors.



?
PART II
ITEM 9
MANAGEMENT DISCUSSION AND ANALSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

The Entrex Market Index has operated at our location during 2017 during which time it received capital from a Regulation D private offering.
From funds received we purchased various TIGRcub certificates from
Corporate
Issuers of the Entrex Capital Market and presently hold these positions. Operationally we receive an interest payment (TIGRcub Interest Payment or
TIP) from
each of the Issuers via the Entrex eChain LLC the current payment and service provider
of TIGRcub Securities.    These TIPs are typically received on the 22nd
of each month
or the next business day.
We distribute TIPS received, less a $2.50 service fee of the Entrex eChain LLC, to each investor on the last day of the month, or the next business day, typically via ACH to the
Certificate/s holder/s of record for the prior month.
Operations for the Entrex Real Estate Market Index shall operate in a similar manner to the Entrex Market Index.
Operating Results:
2017 resulted in $2,769.31 in TIP income to the Entrex Market Index, from corporate issuers, with $2,524.62 being distributed, net of fees, to Investors. Interest received by investors in the Entrex Market Index represented 12.19% APR for 2017.
The Entrex Real Estate Market Index has no operating figures to report for 2017.
Entrex Market Index investors are served through a payment and service provider; today the Entrex eChain LLC. The Entrex Real Estate Market Index will also be serviced by the
Entrex eChain LLC. Growth in the Company through this offering and potential future offerings require and rely on both the Entrex Capital Market to obtain Issuers to purchase
TIGRcub Securities and to the Entrex eChain LLC to manage Interest
Payments to
Investors of this offering any material financial changes to those organizations may have a material effect on the ability to deploy funds and the ability to service investors interest payments. Further risks are discussed in ?Risk Factors?.
Funds from this offering will be used to purchase $18,000,000 of TIGRcub Securities from commercial real estate issuers resulting in projected assets held by the Entrex Real
Estate Market Index of: $18,000,000.
GAAP Income from the anticipated projected assets held by the Entrex Real
Estate
Market Index are expected to by $1,440,000 (Calculated as if the investments had been made for a full calendar year). Shareholder dividend distributions (99%) are paid, via the
Entrex eChain LLC, to investors, monthly, at the exclusive discretion of management, which are anticipated to represent $1,425,600 (Calculated as if the investments had been made for a full calendar year) in resulting in projected APR interest to investors of 7.13%
(Calculated as if the investments had been made for a full calendar year).
These Gross and Net calculations DO NOT include revenue participation included in the
TIGRcub Purchased investments.
The Entrex Real Estate Market Index received 1% of GAAP gross revenues ?
projected
to be $14,400.   These fees pay various costs of banks, ACH wiring fees
and other
expenses. Any surplus fees are distributed to the Technology Licensor: any deficiencies will be paid by the Entrex Capital Market.
Material Changes:
No material changes are expected in the operations or investor returns in 2018.
Various micro and macro-economic national or global events could have significant effect on the holdings of the Company as these events could or would have operational effect on the held securities of underlying issuers.
To date no TIGRcub issuer has had a formal default of their TIGRcub
Securities:  but
it would be reasonable to expect that issuers securities held by the Entrex Real Estate
Market Index would experience financial difficulty and potential total loss.
If any one issuer?s holdings were completely lost (assuming $1,000,000 held TIGRcub position per real estate investment) the net effects to Investors in this offering would be reduced by approximately four/tenths (4/10th) of one percent (40 BPS). The net result of one company?s complete loss, would therefore result in a 6.73% APR for investors excluding the effect of additional returns from the revenue participation structure of the
TIGRcub Security.
Any additional company holdings losses would continue material negative effect to investors of this offering.
Liquidity:
The Entrex Real Estate Market Index has limited liquidity as all invested funds purchase holdings of companies pursuant to our business plan.
If our present payment and servicing provider, Entrex eChain LLC, chose not to perform services for us it would materially affect the manner and timing for us to efficiently pay investors the monthly coupon as stated. If new payment and servicing entities chose to effect different and/or more expensive alternative methods of investor payments the costs would result in reduced payments being provided to investors on a monthly basis.
Plan of Operations:
The Entrex Real Estate Market Index will buy various TIGRcub Securities issued by commercial real estate issuers on the Entrex Capital Market. As such, this strategy relies on third party research and representations in making purchase decisions pursuant to our business plan.
Issuers of TIGRcub securities are typically private companies and as such financial information is limited beyond information provided by the company and/or their financial advisors. Based on the availability of information we utilize a TICO score, or TIGRcub
Indexed Credit Observation, which is an algorithmic scoring tool used to quantify a
Company?s ability to service TIGRcub debt securities. We expect to apply a modified version of our proprietary TICO scoring methodology to our commercial real estate backed TIGRcubs. We use the TICO to help manage purchase risk: See Risk Factors.
Trends:
The Entrex Market Index was a beneficiary of the positive macroeconomic position of the economy in 2017. The companies we invest typically maintain a positive outlook on
2018 and the future however investor returns from the Entrex Real Estate Market Index will be dictated by the overall economic performance of the commercial real estate backed securities held by the Entrex Real Estate Market Index.
(The Balance of this Page is Blank)


PART II
ITEM 10
DIRECTORS, EXECUTIVE OFFICERS, AND CONTROL PERSONS
Our executive officers and directors as of the date of this offering are as follows:
Name			        Position
Stephen H. Watkins            Managing Member
Richard Rochon                  Member
Thomas Hatfield 	        Member
Erin Flaherty		        Member
Alexander Adami	        Member
Stephen H. Watkins: is Managing Member and is the founding Chairman and CEO of
Entrex. Stephen is an experienced entrepreneur founding a series of successful information and business services companies; two of which grew to billion dollar market cap companies. Stephen authored the book Capital Can?t Fund What It Can?t Find. In the past he wrote a syndicated bi-monthly finance column?read by over eight million national readers at its peak.

Richard C. Rochon: is Vice Chairman of the Board of the Entrex Holding
Company
(EHCo, LLC).   Mr. Rochon has extensive experience as an investor,
shareholder,
director and officer of various public and private companies throughout his career and has been involved in numerous acquisitions, divestitures, spin-offs, initial public offerings, secondary offerings and other corporate financings and transactions. Prior to joining Entrex Mr. Rochon formed RPCP.

Thomas Hatfield: Manages the IBM Technology Platforms across EMI and the associated Entrex Capital Market System companies. Mr. Hatfield brings over 30 years of expertise creating and solving complex online information systems. His technical experience includes the US Army where he deployed tactical information systems and with General Electric where was a Systems Test Engineer for final testing and ground-station operations for military space-satellite communications. His expertise is over 20 years creating custom systems, for organizations including Cadence Design Systems,
NEC Electronics, Flextronics and PeopleSoft.

Erin Flaherty: Manages the various holdings of the Entrex Market Index and is instrumental in each trade and subsequent monthly interest payments received to and from Issuers and Investors.

Alexander Adami: Manages the financial analysis of the underlying company?s securities both before and during Issuers securities are held by the Entrex Market Index

PART II
ITEM 11
COMPENSATION OF DIRECTORS AND OFFICERS

Name	   Cash Compensation      Other Compensation    Total Compensation*

Stephen H. Watkins*     $1			$0			     $1

*Compensation for operators and directors of the Company are provided via wholly owned
subsidiaries of EHCo, LLC the Entrex Holding Company.   Therefore limited
compensation is
made to directors and officers of the Company.
Officers and Directors:
At our sole discretion we may add additional Officers and Directors and compensate them through annual retainer fees along with reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each meeting. Each independent Officer and Director will receive $500 in connection with each meeting that they attend, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each committee meeting not held concurrently with a board meeting. No compensation is expected to be paid to Directors or Officers until this offering is made effective.
Compensation for expenses, Officers and Directors will be managed through the sole decisions and directions of the Managing Member.
Indemnification Agreements:
We shall enter into indemnification agreements with our Directors and Officers. The indemnification agreements are intended to provide our Directors the maximum indemnification permitted under law and/or requested by the respective Officer and/or
Director. Each indemnification agreement provides that EMI shall indemnify the Director or Office who is a party to the agreement (an ?Indemnitee?), including the advancement of legal expenses, if, by reason of his or her corporate status, the Indemnitee is, or is threatened to be made a party to or a witness in any threatened, pending, or completed proceeding.
Significant Employees:
As of the date of this prospectus, Stephen H. Watkins is the Managing Member of the
Entrex Market Index and the key personnel associated directly with the Entrex Market
Index. Other staff members and/or entities will be involved in Entrex Market Index as required. At the sole discretion of management various employment agreements and/or contracts may be made with key personnel which regulate the manner of compensation and the potential option purchases as provided in the employment agreements.

Family Relationships:
There are no family relationships among our directors or officers Involvement in Certain Legal Proceedings:
None of our control persons are known to have been involved in any of the following events during the past five years:
1.
Bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
2.
Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
3.
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or 4.
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment or decision has not been reversed, suspended, or vacated.
Changes in Control:
We are unaware of any contract, or other arrangement or provision of our Articles or by-laws, the operation of which may at a subsequent date result in a change of control of our company.

?
PART II
ITEM 12
SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS


Title of Class  Name of Beneficial	   Amount and Nature   Percent of

	         	    Owner	          of Beneficial         class (3)


Acquirable.
Preferred
Member
Interests        Ubique Holdings, LLC*	  100%		   100%

This Offering      Common Shares          100%              100%


*controlled by Watkins the Managing Member of the Entrex Market Index,
LLC

PART II
ITEM 13
INTEREST OF MANAGEMENT AND
CERTAIN SECURITYHOLDERS

n/a
(the balance of this page is intentionally blank)





PART II
ITEM 14
SECURITIES BEING OFFERED

We are offering a maximum of 2,000,000 Common Shares

Common Shares receive 99% of GAAP Gross Revenues received by the company on a monthly basis at the exclusive discretion of management.

These payments, made through the Entrex eChain LLC payment and Servicing provider, are distributed to Investors via what the IRS calls a "pass-through entity," like a partnership or sole proprietorship. A limited liability company (LLC) is not a separate tax entity like a corporation. The LLC itself does not pay federal income taxes, although some states impose an annual tax on LLCs.

Common Shares have no dividend rights beyond those stipulated in this offering;

Common Shares have no voting rights;

Common Shares have no liquidation rights;

Common Shares have no pre-emptive rights;

Common Shares have no conversion rights;

Common Shares have no redemption provisions;

Common Shares have no rights inferred to the selection of the Managing
Member;

Common Shares have no rights inferred to the decisions of the Managing
Member;

Common Shares have no voting rights for any future Board of Directors if created;

Common Shares have no voting rights or selection of any Officers;

Common Shares have no decision on the leverage the Company decides to obtain;

Common Shares have no decision on and sale/merger or acquisition;

Common Shares have no liabilities for further calls or future offerings;

Common Shares have no liabilities associated with the company;

Common Shares have no decision on any distribution of fees or acquisition price from a sale/merger of the company beyond their continuation of the 99% of GAAP Gross
Revenues, from assets held, as decided at the exclusive discretion of management.


PART F/S
ITEM 15
HISTORICAL AND PROJECTED FINANCIAL STATEMENTS

Entrex Market Index, LLC
(Entrex Real Estate Market Index)
Projected Financial Statements
(unaudited*)
Balance Sheet (Projected)

Income
Statement(Projected)


 Post Capital
Deployment



Revenues:

          1,440,000



Projected
Dividend
Payments

        1,425,600






Gross EMI:

               14,400
Expenses

                 1,000
Net Income

               13,400












Gross:
Projected ROE

8.00%



Net:
Projected ROE

7.13%


 Post Offering

 Post Capital
Deployment
Assets:



Cash:
  18,000,000

               0




TIGRcubs:
            0

      18,000,000
Offering Fees:
  2,000,000

        2,000,000




Total Assets
  20,000,000

      20,000,000




Liabilities:
             0

               0
Total
Liabilities:
             0

               0




Retained
Earnings*:
             0

               0




Common
Equity:
      20,000,000

       20,000,000
Total Equity:
      20,000,000

       20,000,000
Total Liabilities
and Equity
     20,000,000

      20,000,000






Note 1.     Organization, History and Business

ENTREX MARKET INDEX, LLC (?the Company?) became a Limited Liability Corporation in Florida on January 24th, 2018. The Company was established for the purpose of adding a vehicle for additional equity to fund Issuers, on an Indexed base, across the Entrex Capital Market. The Company's fiscal year end is December 31.

Note 2.     Revenue Recognition

Revenue is derived from contracts with businesses and commercial real estate issuer?s through TIGRcub Securities. Revenue is recognized in accordance GAAP considered
TIGRcub Interest Payments or TIPs.

Note 3.     Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, ?Stock Compensation? (?ASC 718?). Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with
ASC 505-50, ?Equity-Based Payments to Non-Employees.? Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model. The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest. ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.
The term
?forfeitures? is distinct from ?cancellations? or ?expirations? and represents only the unvested portion of the surrendered stock option or warrant. The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period. In estimating the forfeiture rate, the Company monitors both stock option and

Note 4.     Summary of Significant Accounting Policies (continued)

Warrant exercises as well as employee termination patterns. The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.


Note 5.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Note 6.     Income Taxes

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and ?Accounting for Uncertainty in Income Taxes?. The Company had no material unrecognized income tax assets or liabilities as of October 1, 2016.

The Company?s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period September 7, 2016 (inception) through October 1, 2016 there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and the state of Delaware. We are not currently involved in any income tax examinations.

Note 7.    Going Concern
The accompanying financial statements have been prepared assuming that the Company
will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the
Company?s ability to continue as a going concern. Management believes that the
Company?s capital requirements will depend on many factors including the success of the
Company?s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no
assurance that such financing will be available in the future.   The
conditions described
above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.
ITEM 16
INDEX TO EXHIBITS

Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN



PART III
ITEM 17
DESCRIPTION OF EXHIBITS


Exhibit A.  State Filing Documents
Exhibit B.  Federal EIN


PART III
SIGNATURE PAGE
ITEM 18



Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton and County of Palm Beach, in the
State of Florida, March 26, 2018.







ENTREX MARKET INDEX, LLC.




By:
 /s/ Stephen H. Watkins


Name:
Stephen H. Watkins


Title:
Managing Member
(and Principal Executive
Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.




Signature
/s/ Stephen H. Watkins

Title
Managing Member
(and Principal Executive
Officer)

Date
March 26th, 2018